Exhibit 99.1
Verisk Analytics, Inc., Reports Third-Quarter 2016 Financial Results

•	Revenue from continuing operations grew 5.9%; organic constant currency revenue growth from continuing operations was 6.2%.

•
Income from continuing operations increased 2.7% to $128 million; adjusted EBITDA from continuing operations decreased 0.6% to $253 million; excluding the 2015 $15.6 million gain on sale of warrants, adjusted EBITDA grew 5.9%.

•	Diluted GAAP earnings per share (GAAP EPS) from continuing operations increased 1.4% to $0.74; diluted adjusted earnings per share (adjusted EPS) from continuing operations increased 7.7% to $0.84.

•
Net cash provided by operating activities was $464 million year-to-date. Free cash flow from continuing operations, adjusted for $75 million of taxes paid related to the sale of the healthcare business, was $429 million year-to-date, an increase of 12.8%.

•	Repurchases of Verisk common stock were $73 million in third-quarter 2016. As of September 30, 2016, the company had $280 million remaining under its share repurchase authorization.
JERSEY CITY, N.J., November 1, 2016 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended September 30, 2016.
Scott Stephenson, chairman, president, and CEO, said, "Our third-quarter results once again included solid revenue growth and strong margins as we continue to deliver outstanding data analytics solutions for our customers across our key verticals of insurance, natural resources, and financial services. While reported revenue growth from continuing operations was 5.9%, combined insurance and financial services revenue growth of 7.7% is consistent with our historical, corporate, organic performance. In addition, we were pleased to resume returning capital to our shareholders, even as we invest in the business to drive future growth."
Table 1: Summary of Results
(in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Revenues from continuing operations	$498.1	$470.4	5.9%	$1,489.1	$1,283.3	16.0%
Income from continuing operations	$127.6	$124.2	2.7%	$344.0	$379.5	(9.3)%
Adjusted EBITDA from continuing operations	$253.3	$254.8	(0.6)%	$746.9	$673.0	11.0%
Adjusted net income from continuing operations	$144.4	$133.5	8.1%	$396.1	$354.5	11.7%
Diluted GAAP EPS from continuing operations	$0.74	$0.73	1.4%	$2.01	$2.27	(11.5)%
Diluted adjusted EPS from continuing operations	$0.84	$0.78	7.7%	$2.31	$2.12	9.0%
Revenue
Total revenue from continuing operations increased 5.9% in third-quarter 2016 compared with third-quarter 2015. Organic constant currency revenue growth from continuing operations was 6.2%. Financial services led the organic revenue growth in the quarter.
Decision Analytics segment revenue from continuing operations grew 6.2% in the third quarter of 2016. Decision Analytics organic constant currency revenue growth from continuing operations was 6.9%.

•
Insurance category revenue increased 7.4%, with solid growth in underwriting, claims analytics, and catastrophe modeling solutions. Loss quantification solutions also contributed to the growth in the quarter.

•	Financial services category revenue increased 24.5% in the quarter, led by growth in analytical solutions and media effectiveness.

•
Energy and specialized markets category revenue declined 0.1%. Organic revenue, excluding the PCI, Infield, Greentech Media, and Quest Offshore businesses, declined 4.9%, primarily as a result of continuing end-market and currency headwinds affecting the energy business.

Table 2: Decision Analytics Revenues by Category
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Insurance	$174.4	$162.4	7.4%	$521.4	$481.4	8.3%
Financial services	33.8	27.0	24.5%	92.8	88.6	4.7%
Energy and specialized markets	109.1	109.2	(0.1)%	333.2	198.9	67.5%
Total Decision Analytics	$317.3	$298.6	6.2%	$947.4	$768.9	23.2%
Risk Assessment segment revenue grew 5.3% in the quarter and 5.0% excluding the recent acquisition of Risk Intelligence Ireland.

•
Revenue growth in industry-standard insurance programs was 5.4%, and 5.1% on an organic basis, resulting primarily from the annual effect of growth in 2016 invoicing effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 4.8% in the third quarter. Growth was led by an increase in commercial underwriting solutions subscription revenue.
Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Industry-standard insurance programs	$138.2	$131.2	5.4%	$414.2	$392.5	5.5%
Property-specific rating and underwriting information	42.6	40.6	4.8%	127.5	121.9	4.5%
Total Risk Assessment	$180.8	$171.8	5.3%	$541.7	$514.4	5.3%
Expenses and Income
Cost of revenues from continuing operations increased 4.2% compared with third-quarter 2015. The year-over-year increase was primarily due to salaries, benefits, and technology to support business growth.
Selling, general, and administrative expense, or SG&A, from continuing operations increased 10.2% in the quarter due to acquisition-related costs and other expenses related to supporting business growth.
Income from continuing operations increased 2.7% to $128 million. Adjusted EBITDA from continuing operations decreased 0.6% to $253 million. Excluding the third quarter 2015 $15.6 million gain on sale of warrants, included in investment income and others, net, growth was 5.9%.

•
The 3.7% decrease to $147 million in Decision Analytics adjusted EBITDA from continuing operations was the result of the non-recurring gain on sale of warrants in the prior period, which was partially offset by profitable growth of the business in the current period.

•
Third-quarter 2016 adjusted EBITDA in Risk Assessment increased 4.0% to $106 million as a result of revenue growth and good expense management, partially offset by recent increases in hiring related to the previously announced talent realignment.
Table 4: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$317.3	$180.8	$498.1	$298.6	$171.8	$470.4	6.2%	5.3%	5.9%
Cost of revenues	(117.6)	(52.1)	(169.7)	(114.6)	(48.3)	(162.9)	2.6%	7.9%	4.2%
SG&A	(55.4)	(22.4)	(77.8)	(49.3)	(21.3)	(70.6)	12.1%	5.5%	10.2%
Depreciation and amortization of fixed and intangible assets	(45.1)	(7.1)	(52.2)	(32.9)	(6.8)	(39.7)	37.0%	3.8%	31.3%
Investment income and others, net	0.6	1.5	2.1	17.9	—	17.9	(96.7)%	100.0%	(88.1)%
Interest expense	NA	NA	(28.1)	NA	NA	(33.0)	NA	NA	(14.7)%
Provision for income tax	NA	NA	(44.8)	NA	NA	(57.9)	NA	NA	(22.5)%
Income from continuing operations	NA	NA	127.6	NA	NA	124.2	NA	NA	2.7%
plus: Interest expense	NA	NA	28.1	NA	NA	33.0	NA	NA	(14.7)%
plus: Provision for income tax	NA	NA	44.8	NA	NA	57.9	NA	NA	(22.5)%
plus: Depreciation and amortization	45.1	7.1	52.2	32.9	6.8	39.7	37.0%	3.8%	31.3%
plus: Nonrecurring severance charges	2.1	—	2.1	—	—	—	100.0%	—%	100.0%
minus: Gain on sale of equity investments	—	(1.5)	(1.5)	—	—	—	—%	(100.0)%	(100.0)%
Adjusted EBITDA from continuing operations	$147.0	$106.3	$253.3	$152.6	$102.2	$254.8	(3.7)%	4.0%	(0.6)%

Income from continuing operations margin	NA	NA	25.6%	NA	NA	26.4%
Adjusted EBITDA from continuing operations margin	46.3%	58.8%	50.9%	51.1%	59.5%	54.2%

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$947.4	$541.7	$1,489.1	$768.9	$514.4	$1,283.3	23.2%	5.3%	16.0%
Cost of revenues	(362.6)	(158.8)	(521.4)	(301.7)	(149.6)	(451.3)	20.2%	6.1%	15.5%
SG&A	(161.8)	(62.6)	(224.4)	(142.5)	(60.2)	(202.7)	13.5%	4.0%	10.7%
Depreciation and amortization of fixed and intangible assets	(139.9)	(21.2)	(161.1)	(92.8)	(19.3)	(112.1)	50.7%	9.8%	43.7%
Investment income and others, net	1.6	1.4	3.0	17.0	0.1	17.1	(90.7)%	735.4%	(82.4)%
Interest expense	NA	NA	(91.7)	NA	NA	(88.9)	NA	NA	3.0%
Provision for income tax	NA	NA	(149.5)	NA	NA	(151.1)	NA	NA	(1.0)%
Gain on derivative	—	—	—	85.2	—	85.2	(100.0)%	—%	(100.0)%
Income from continuing operations	NA	NA	344.0	NA	NA	379.5	NA	NA	(9.3)%
plus: Interest expense	NA	NA	91.7	NA	NA	88.9	NA	NA	3.0%
plus: Provision for income tax	NA	NA	149.5	NA	NA	151.1	NA	NA	(1.0)%
plus: Depreciation and amortization	139.9	21.2	161.1	92.8	19.3	112.1	50.7%	9.8%	43.7%
plus: Nonrecurring severance charges	2.1	—	2.1	—	—	—	100.0%	—%	100.0%
minus: Gain on sale of equity investments	—	(1.5)	(1.5)	—	—	—	—%	(100.0)%	(100.0)%
minus: Nonrecurring items related to the Wood Mackenzie acquisition	—	—	—	(58.6)	—	(58.6)	(100.0)%	—%	(100.0)%
Adjusted EBITDA from continuing operations	$426.7	$320.2	$746.9	$368.3	$304.7	$673.0	15.8%	5.1%	11.0%

Income from continuing operations margin	NA	NA	23.1%	NA	NA	29.6%
Adjusted EBITDA from continuing operations margin	45.0%	59.1%	50.2%	47.9%	59.2%	52.4%
Earnings Per Share
Diluted GAAP EPS from continuing operations was $0.74 for third-quarter 2016, an increase of 1.4%; the prior period included a $15.6 million gain on sale of warrants. Diluted adjusted EPS was $0.84 for third-quarter 2016, an increase of 7.7% compared with the same period in 2015. Adjusted EPS from continuing operations increased because of solid operations, lower interest expense, and a lower tax rate. The increases were partially offset by depreciation and amortization expense and the prior period gain on sale of warrants that did not recur in 2016.
Cash Flow
Net cash provided by operating activities was $464 million for the nine months ended September 30, 2016. Capital expenditures from continuing operations increased 0.8% to $88 million and were 5.9% of revenues for the nine months ended September 30, 2016. Free cash flow from continuing operations, excluding $75 million of taxes paid related to the sale of the healthcare business, was $429 million year-to-date, an increase of 12.8%.
Free cash flow from continuing operations represented 103.0% of income from continuing operations and 47.4% of adjusted EBITDA from continuing operations for the nine months ended September 30, 2016.
Share Repurchases and Financing Activities
The company repurchased 0.9 million shares for a total cost of $73 million in the quarter. At September 30, 2016, the company had $280 million remaining under its share repurchase authorization.

Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, November 2, 2016, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using conference ID #1363417.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk Analytics helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk Analytics operates in 23 countries and is a member of Standard & Poor’s S&P 500® Index. In 2016, Forbes magazine named Verisk Analytics to its World’s Most Innovative Companies list and to its America’s Best Large Employers list. Verisk is one of only 14 companies to appear on both lists. For more information, please visit www.verisk.com.
Contact:

Investor Relations
David Cohen
Director, Investor Relations and Strategic Finance
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “adjusted EBITDA” as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization expense, non-recurring severance charges, gain on sale of equity investments, and excluding second-quarter 2015 nonrecurring items related to the Wood Mackenzie acquisition.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 4, above, for a reconciliation of adjusted EBITDA to income from continuing operations, Table 5 for a reconciliation of adjusted net income to income from continuing operations, and Table 6 for a reconciliation of free cash flow from continuing operations to net cash provided by operating activities.

Table 5: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Income from continuing operations	$127.6	$124.2	2.7%	$344.0	$379.5	(9.3)%
plus: Amortization of intangible assets	22.7	12.6		70.4	43.0
less: Income tax effect on amortization of intangible assets	(5.9)	(3.3)		(18.3)	(12.1)
less: Nonrecurring items related to the Wood Mackenzie acquisition	—	—		—	(45.2)
less: Income tax effect on one-time items related to the Wood Mackenzie acquisition	—	—		—	(10.7)
Adjusted net income from continuing operations	$144.4	$133.5	8.1%	$396.1	$354.5	11.7%

Basic adjusted EPS from continuing operations	$0.85	$0.79	7.6%	$2.35	$2.17	8.3%
Diluted adjusted EPS from continuing operations	$0.84	$0.78	7.7%	$2.31	$2.12	9.0%

Weighted average shares outstanding (in millions)
Basic	168.9	168.7		168.5	163.7
Diluted	171.8	172.2		171.5	167.1
Table 6: Free Cash Flow Reconciliation
(in millions)

	Nine Months Ended
	September 30,
	2016		2015		Change
Net cash provided by operating activities		$463.7		$520.0	(10.8)%
less: Net cash provided by operating activities from discontinued operations		(21.4)		(52.5)	(59.2)%
Capital expenditures	$(98.6)		$(105.7)		(6.8)%
less: Capital expenditures from discontinued operations	10.6		18.5		(42.5)%
less: Capital expenditures from continuing operations		(88.0)		(87.2)	0.8%
Free cash flow from continuing operations		$354.3		$380.3	(6.8)%

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2016, and December 31, 2015

	2016	2015

	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$164,787	$138,348
Available-for-sale securities	3,457	3,576
Accounts receivable, net of allowance for doubtful accounts of $3,119 and $2,642, respectively	229,939	250,947
Prepaid expenses	28,616	34,126
Income taxes receivable	11,236	48,596
Other current assets	26,266	52,913
Current assets held-for-sale	—	76,063
Total current assets	464,301	604,569
Noncurrent assets:
Fixed assets, net	355,867	350,311
Intangible assets, net	1,069,089	1,245,083
Goodwill	2,632,178	2,753,026
Pension assets	42,524	32,922
Other assets	121,092	25,845
Noncurrent assets held-for-sale	—	581,896
Total assets	$4,685,051	$5,593,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$192,301	$222,112
Short-term debt and current portion of long-term debt	6,899	874,811
Pension and postretirement benefits, current	1,831	1,831
Deferred revenues	355,459	340,833
Current liabilities held-for-sale	—	39,670
Total current liabilities	556,490	1,479,257
Noncurrent liabilities:
Long-term debt	2,279,443	2,270,904
Pension benefits	12,526	12,971
Postretirement benefits	1,407	1,981
Deferred income taxes, net	305,694	329,175
Other liabilities	54,061	58,360
Noncurrent liabilities held-for-sale	—	68,993
Total liabilities	3,209,621	4,221,641
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 168,340,643 and 169,424,981 shares outstanding, respectively	137	137
Additional paid-in capital	2,100,989	2,023,390
Treasury stock, at cost, 375,662,395 and 374,578,057 shares, respectively	(2,750,440)	(2,571,190)
Retained earnings	2,643,678	2,161,726
Accumulated other comprehensive losses	(518,934)	(242,052)
Total stockholders’ equity	1,475,430	1,372,011
Total liabilities and stockholders’ equity	$4,685,051	$5,593,652

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2016 and 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(In thousands, except for share and per share data)
Revenues	$498,081	$470,408	$1,489,077	$1,283,300
Expenses:
Cost of revenues (exclusive of items shown separately below)	169,665	162,874	521,408	451,298
Selling, general and administrative	77,814	70,642	224,408	202,692
Depreciation and amortization of fixed assets	29,501	27,105	90,776	69,169
Amortization of intangible assets	22,679	12,639	70,355	42,998
Total expenses	299,659	273,260	906,947	766,157
Operating income	198,422	197,148	582,130	517,143
Other income (expense):
Investment income and others, net	2,124	17,894	3,014	17,134
Gain on derivative instruments	—	—	—	85,187
Interest expense	(28,150)	(33,003)	(91,617)	(88,927)
Total other income (expense), net	(26,026)	(15,109)	(88,603)	13,394
Income from continuing operations before income taxes	172,396	182,039	493,527	530,537
Provision for income taxes	(44,819)	(57,858)	(149,484)	(151,066)
Income from continuing operations	127,577	124,181	344,043	379,471
Discontinued operations
Income from discontinued operations	—	11,750	256,525	23,770
Provision for income taxes from discontinued operations	—	(4,117)	(118,616)	(9,421)
Income from discontinued operations	—	7,633	137,909	14,349
Net income	$127,577	$131,814	$481,952	$393,820
Basic net income per share:
Income from continuing operations	$0.76	$0.74	$2.04	$2.32
Income from discontinued operations	—	0.04	0.82	0.09
Basic net income per share	$0.76	$0.78	$2.86	$2.41
Diluted net income per share:
Income from continuing operations	$0.74	$0.73	$2.01	$2.27
Income from discontinued operations	—	0.04	0.80	0.09
Diluted net income per share	$0.74	$0.77	$2.81	$2.36
Weighted average shares outstanding:
Basic	168,874,129	168,739,437	168,541,399	163,656,387
Diluted	171,785,900	172,171,337	171,495,189	167,079,550

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2016 and 2015

	2016	2015

	(In thousands)
Cash flows from operating activities:
Net income	$481,952	$393,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	97,832	86,571
Amortization of intangible assets	76,259	61,496
Amortization of debt issuance costs and original issue discount	3,999	11,770
Allowance for doubtful accounts	1,483	1,151
KSOP compensation expense	11,386	10,575
Stock based compensation	23,822	25,471
Gain on derivative instruments	—	(85,187)
Gain on sale of discontinued operations	(269,385)	—
Realized loss on available-for-sale securities, net	311	19
Gain on exercise of common stock warrants	(1,464)	(15,602)
Deferred income taxes	(1,733)	1,498
Loss (gain) on disposal of fixed assets, net	851	(2)
Excess tax benefits from exercised stock options and restricted stock awards	(20,763)	(18,214)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	32,608	39,651
Prepaid expenses and other assets	(15,053)	2,662
Income taxes	45,258	44,716
Accounts payable and accrued liabilities	(7,205)	(1,175)
Deferred revenues	14,655	(30,772)
Pension and postretirement benefits	(7,972)	(10,552)
Other liabilities	(3,170)	2,148
Net cash provided by operating activities	463,671	520,044
Cash flows from investing activities:
Acquisitions, net of cash acquired of $1,034 and $35,398, respectively	(45,161)	(2,811,759)
Purchase of non-controlling interest in non-public companies	—	(101)
Sale of non-controlling equity investments in non-public companies	8,464	101
Proceeds from sale of discontinued operations	719,374	—
Escrow funding associated with acquisition	(4,444)	(78,694)
Proceeds from the settlement of derivative instruments	—	85,187
Capital expenditures	(98,570)	(105,765)
Purchases of available-for-sale securities	(158)	(54)
Proceeds from sales and maturities of available-for-sale securities	441	281
Other investing activities, net	(620)	—
Cash received from exercise of common stock warrants	—	15,602
Net cash provided by (used in) investing activities	579,326	(2,895,202)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	1,243,966
Repayment of short-term debt, net	(870,000)	(90,000)
Proceeds from issuance of short-term debt with original maturities greater than three months	—	830,000
Repayment of current portion of long-term debt	—	(170,000)
Repayment of long-term debt	—	(50,000)
Payment of debt issuance costs	(475)	(23,942)
Repurchases of common stock	(182,533)	—
Excess tax benefits from exercised stock options and restricted stock awards	20,763	18,214
Proceeds from stock options exercised	32,591	31,283
Proceeds from issuance of stock as part of a public offering	—	720,848
Net share settlement of restricted stock awards	(3,065)	(2,350)
Other financing activities, net	(4,399)	(4,784)
Net cash (used in) provided by financing activities	(1,007,118)	2,503,235
Effect of exchange rate changes	(9,440)	1,389
Increase in cash and cash equivalents	26,439	129,466
Cash and cash equivalents, beginning of period	138,348	39,359
Cash and cash equivalents, end of period	$164,787	$168,825
Supplemental disclosures:
Taxes paid	$221,419	$111,867
Interest paid	$75,845	$56,583
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$7,274	$—
Promissory note received for sale of discontinued operations	$82,900	$—
Equity interest received for sale of discontinued operations	$8,400	$—
Deferred tax liability established on date of acquisition	$3,765	$258,976
Tenant improvement included in other liabilities	$74	$1,168
Capital lease obligations	$11,502	$1,158
Capital expenditures included in accounts payable and accrued liabilities	$2,336	$605